UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2007
Tvia, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30539 (Commission File Number)	94-3175152 (I. R. S. Employer Identification No.)
4001 Burton Drive, Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 327-8000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2007 (the “Original 8-K”) by Tvia, Inc. (the “Company”), Mr. Celso Azevedo tendered his resignation as a member of the Board of Directors (the “Board of Directors”) of the Company and all committees of the Board of Directors of which he was a member at the time of his resignation on September 12, 2007. The Original 8-K included disclosures made by the Company in response to certain allegations made by Mr. Azevedo in connection with his resignation. In a letter dated as of October 2, 2007, from Mr. Azevedo to the Board of Directors (the “October 2 Letter”), Mr. Azevedo responded to certain of these disclosures of the Company. A copy of the October 2 Letter is attached as Exhibit 17.1 to this Amendment No. 1 to the Original 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

17.1	Letter dated as of October 2, 2007, from Mr. Celso Azevedo to the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007	Tvia Inc.
/s/ Eli Porat
Eli Porat, Chief Executive Officer

Exhibit Index

Exhibit
Number	Exhibit Title

17.1	Letter dated as of October 2, 2007, from Mr. Celso Azevedo to the Board of Directors.